Exhibit 10.8B

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“Amendment”) is entered into, and dated for reference purposes, as of June 1, 2004 (the “Execution Date”) by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord (“Landlord”), and CODEXIS, INC., a Delaware corporation, as Tenant (“Tenant”), with reference to the following facts (“Recitals”):

A Landlord and Tenant entered into that certain written Lease, dated as of October 2003 (the “Existing Lease”), for certain premises in Seaport Centre, described therein located at 220 Penobscot Drive, 501 Chesapeake Drive and 200 Penobscot Drive, Redwood City, California (the “Existing Premises”), all as more particularly described in the Existing Lease.

B. Tenant has requested and Landlord has agreed to enter into this Amendment upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term “Existing Lease” defined above shall refer to the Existing Lease as it existed before giving effect to the modifications set forth in this Amendment and the term “Lease” as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment, except as expressly provided in this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

Section 2. Amendment of Section 2.05. The eighth (8th) and ninth (9th) sentences in the paragraph within Section 2.05(b) of the Lease beginning with “In no event shall Landlord’s Contribution.” shall be amended and restated as follows:

“Tenant must prior to the expiration of nine months after the Commencement Date submit written request with the items required above for disbursement or reimbursement for any reimbursable costs out of the First Contribution with respect to Space A and Space B, and to the extent of any funds for which request has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work relating to Space A and Space B are less than the amount of the First Contribution, then Landlord shall retain the unapplied or unused balance of the First Contribution and shall have no obligation or liability to Tenant with respect to such excess. Tenant must prior to the expiration of nine months after the Third Delivery Date submit written request with the items required above for disbursement or reimbursement for any reimbursable costs out of the Second Contribution with respect to Space C, and to the extent of any funds for which request has not been made prior to that date or if and to the extent that the reimbursable costs of the Tenant Work relating to Space C are less than the amount of the Second Contribution, then Landlord shall retain the unapplied or unused balance of the Second Contribution and shall have no obligation or liability to Tenant with respect to such excess. If the costs of completing the Tenant Work relating to (i) Space A and Space B, and (ii) Space C, respectively, exceed the First Contribution or the Second Contribution, Tenant shall pay all such costs.”

Section 3. Time of Essence. Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

Section 4. Effect of Headings. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

Section 5. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 6. Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

Section 7. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:	CODEXIS, INC.
a Delaware corporation

	By:	/s/ Alan Shaw
	Print Name:	Alan Shaw
	Title:	President & CEO
(Chairman of Board, President or Vice President)
Date 1st June 2004

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

	By:	/s/ John R. Redmon
	Print Name:	John R. Redmon
	Title:	Asst. VP
Date 5/12/04

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